MERGER AGREEMENT AND PLAN

                                       OF

                                 REORGANIZATION

                          Dated as of November 15, 2001

                                  By and Among

                        World Wide Yacht Deliveries, Inc.

                                  Texxar Corp.












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                      AGREEMENT AND PLAN OF REORGANIZATION.

     This Agreement made as of the 15th day of November, 2001, by and among World wide Yacht Deliveries, Inc., a Delaware Corporation ("World"), and Texxar Corp., a Delaware corporation ("Texxar" or the "Company").

     WHEREAS, World desires to acquire Texxar, and Texxar desires to be acquired by World, through the merger of Texxar with and into World pursuant to the terms hereinafter set forth (the "Merger") with World being the surviving corporation; and

     WHEREAS, World and Texxar each intend, for Federal income tax purposes, that the Merger contemplated thereby constitutes a reorganization pursuant to
Section  368(a) of the Internal  Revenue Code of 1986,  as amended (the "Code");
and

     WHEREAS, the Board of Directors of World deems it advisable and in the best interest of World that Texxar be merged with and into World upon the terms and conditions hereinafter specified; and

     WHEREAS, the Board of Directors of Texxar deems it advisable and in the best interest of Texxar that Texxar be merged with and into World upon the terms and conditions hereinafter specified; and

     WHEREAS, World has an authorized capital stock consisting of 20,000,000 shares of common stock, $.001 par value per share (the "World Common Stock"), of which 991,400 shares are currently issued and outstanding; and

     WHEREAS, Texxar has an authorized capital stock consisting of 200 shares of common stock, $.001 par value per share (the "Texxar Common Stock"), of which shares 200 shares are currently issued and outstanding.

     NOW, THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                THE TRANSACTION

1.1 The Merger. At the Effective Time (as defined in Section 8.1), Texxar shall be merged with and into World. World shall be the Surviving Corporation to the Merger (the "Surviving Corporation"), and World shall continue, and be deemed to continue, for all purposes after the Merger. The existence of Texxar shall cease at the Effective Time as a consequence of the Merger.

1.2   Stockholder   approval.   This   Agreement   shall  be  submitted  to  the
      stockholders of Texxar and world for approval as soon as practicable after the execution of this Agreement. "Effective Date").

1.3 Surviving Corporation. Following the Merger, World shall continue to exist under, and be governed by, the laws of the State of Delaware, and the Certificate of Incorporation and the By-Laws of World will be the constituent documents of the Surviving Corporation.

1.4 Directors and Officers. The director and officers of the Surviving Corporation immediately following the Merger shall be as follows:


        Name                             Positions
        --------------                   ----------------------------------

        Aron Govil                       President, Chief Executive Officer
                                         and Chairman

        Vandana Govil                    Secretary


     Such directors and officers shall continue to hold office until the next annual meetings of the stockholders and directors of the Surviving Corporation or until their successors shall have been duly elected and shall have qualified.

1.5 Plan of Merger. The method of effecting the Merger and the basis for exchanging and converting the outstanding Texxar Common Stock into shares of Common Stock of World, shall be as follows:

      (a) Each issued and outstanding share of Texxar Common Stock shall, at the Effective Time, by virtue of the Merger and without further action, be deemed canceled and cease to exist and, upon presentation for surrender of a certificate representing such share by each stockholder of Texxar shall be converted into 110,000 shares of World Common Stock, fully paid, nonassessable, free of all liens and encumbrances, all of which shall be duly authorized, validly issued in compliance with all applicable state and federal laws. World shall issue to Company shareholders the aggregate of 22,000,000 shares of World Common stock (the `World Stock"), such shares representing 95.7% of the total issued and outstanding shares of capital stock of World, in the names and denominations as set forth on Schedule 1.2 hereto. All such issued shares will be deemed "restricted stock" as that term is defined in the regulations of the Securities and Exchange Commission, promulgated under the Securities Act of 1933, as amended.




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1.6   Restrictions on Sale. Texxar  shareholders  represent and warrant that the
      World Stock to be acquired by them pursuant to the terms of Section 1.2 hereof is being acquired for their own account, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the Securities Act of 1933, as amended (the "Act"). Texxar shareholders will not sell, assign, transfer or encumber any of such shares unless (i) a registration statement under the Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Act, or (ii) a no-action letter is obtained from the staff of the Securities and Exchange Commission (the "Commission") in respect of such proposed sale, assignment, transfer or encumbering, or (iii) World has received a written opinion of counsel reasonably satisfactory to it that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer or encumbering does not require registration under the Act.

      Texxar  shareholders   understand  that  the  World  Stock  is  not  being
      registered under the Act and must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available. Texxar shareholders understand that the World Stock is not being registered under the Act in part on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering; that World's reliance on such exemption is predicated in part on the foregoing representation and warranty of such Texxar shareholders and that in the view of the Securities and Exchange Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, such Texxar shareholders contemplate acquiring any of the World Stock for sale upon the occurrence or non-occurrence of some predetermined event.

1.4 Restrictive Legend. Texxar shareholderss understand that in connection with the shares issued pursuant to paragraph 1.2, above, World will have an appropriate stop order placed on its stock records indicating the existence of the terms of this Agreement, and that the certificates representing the World common Stock shall bear a legend in substantially the following form:

      "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD, TRANSFERRED OR ENCUMBERED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS UNNECESSARY.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrant to World the following, each of which shall be deemed material (and World, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):



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2.1   Valid  Corporate  Existence;  Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to carry on its business as now conducted and to own its assets. The Company is not qualified to conduct business in any other jurisdiction, there being no jurisdiction in which failure to qualify would have a material adverse effect on the Company, and its assets, properties or business, and there has not been any claim by any other jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein. A copy of the Company's Certificate of Incorporation (certified by the appropriate official of the State of Delaware) and By-Laws (certified by the Company's Secretary), as amended to date, which will be delivered to World at or prior to the Closing, if requested, are true and complete copies of those documents as now in effect. The minute books of the Company contain accurate records of all
      meetings  of  its  Board  of  Directors,   and   stockholders   since  its
      incorporation,   and  accurately  reflect  all  transactions  referred  to
      therein.

2.2 Capitalization. The authorized capital stock of the Company consists of 200 shares of Common Stock, .001 par value of which 200 shares of Common Stock are issued and outstanding. All of such shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of the Company There are no
      outstanding   securities  of  the  Company  convertible  or  exchangeable, actually or contingently, into shares of Common Stock or any other securities of the Company

2.3   Subsidiaries. The Company has no subsidiaries.

2.4 Consents. There are no consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of the Company, to enable them to enter into and carry out this Agreement in all material respects.

2.5 Corporate Authority; Binding Nature of Agreement; Title to the Company Stock, etc. The Company have the power to enter into this Agreement and to carry out its, his or her obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each of the Company and and is enforceable in accordance with its terms. Texxar shareholders individually represent and warrant to World that he or she is, and at the Closing will be the sole record and beneficial owners of the respective shares of the Company Stock held by them, free and clear of all liens, charges, encumbrances and claims. Texxar shareholders further represent and warrant to World that he or she has, and at the Closing will have, good and marketable title to his shares of the Company Stock and subject to pertinent federal and state rules and regulations, pertaining to the sale of unregistered securities, the absolute and unqualified right to sell, transfer and deliver the Company Stock to World. The delivery of the Company Stock to World at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, pledges, encumbrances, charges and claims.

2.6 Financial Statements, etc. The audited balance sheet for the twelve months ended March 31, 1999, and Unaudited Balance sheet dated March 31, 2000 of the Company, copies of which have been delivered to World, fairly present the financial position of the Company as of said date, and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the period covered thereby.

2.7 Liabilities. As at March 31, 2000 (the "the Company Balance Sheet Date") and as of the date hereof, the Company had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against in the Company's Balance Sheet at the Company Balance Sheet Date, except those arising in the ordinary and usual course of its business.

2.8 Actions Since the Company Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Company Balance Sheet Date, the Company has not: (i) issued or sold, or agreed to issue or sell any of its capital stock or options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Company Balance Sheet Date and current liabilities incurred since the
      Company  Balance  Sheet Date in the ordinary and usual course of business;
      (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business;
      (vii) entered into any transaction or course of conduct not in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business;  (ix)  declared,  paid  or set  aside  any  dividends  or  other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

2.9 Adverse Developments. Since the Company Balance Sheet Date, there have been no material adverse changes in the assets, properties, operations or financial condition of the Company, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of the Company and Texxar shareholderss, after reasonable inquiry, do not know of any development of a nature that is, or which could be reasonably expected to have a materially adverse effect upon the respective business of the Company or upon any of its assets, properties, operations or financial condition, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a materially adverse nature.

2.10 Taxes. A true and complete copy of the Federal income tax return on Form 1120 for the Company as filed with the Internal Revenue Service for the fiscal year ending December 31, 2000, will be delivered to World if requested. Said return was prepared in conformity with information contained in the books and records of the Company and contains no untrue statement of a material fact or omits to state any fact required to make any such return not materially misleading. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may become due or payable by the Company and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by the Company or with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or to the knowledge of the Company and Texxar shareholderss, after reasonable inquiry, threatened against the Company Except as set forth in Exhibit 2.10, the federal and state income tax returns of the Company have not been audited.

2.11 Ownership of Assets; Trademarks, etc. Schedule 2.11 is a true and complete list of all of all of the United States and foreign material patents, patents pending, patent applications, trademarks, tradenames, service marks and rights (the "Intellectual Property") used by Texxar in the conduct of its business. Except as set forth in Exhibit 2.11, the Company owns outright, and has good and marketable title to all of its assets, properties and businesses (including all assets reflected in the Company Balance Sheets, except as the same may have been disposed of in the ordinary course of business since the Company Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes.

2.12 Insurance. Schedule 2.12 sets forth a list and brief description of all polices of fire, liability and other forms of insurance held by the Company. Such polices are valid, outstanding and enforceable policies, as to which premiums have been paid currently, are with reputable insurers believed by the Company, after reasonable inquiry, to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as are those currently conducted by the Company. The Company, after reasonable inquiry, does not knows of any state of acts, or the occurrence of any event which might reasonably (i) form the basis for any claim against the Company not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in material increase in insurance premiums of the Company.

2.13 Litigation; Compliance with Law. There are no actions, suits, proceedings or governmental investigations relating to the Company or its properties, assets or business pending or, to the knowledge of the Company and after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding, against the Company or against or relating to its properties, assets or business; and neither the Company, nor after reasonable inquiry, knows of any basis for any such actions, suits or proceedings within the past two (2) years or any such governmental investigations, orders, injunctions or decrees at any time in the past. To the best of the Company's knowledge, as it relates to compliance with laws, it is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, the violation of which would have a material adverse effect on the Company.

2.14 Real Property. Schedule 2.14 sets forth a list of all real property owned by the Company. Except as set forth in Schedule 2.14, the Company has good and marketable title in said property, free and clear of any lien.

2.15 Agreements and Obligations; Performance. Schedule 2.15 sets forth a list of agreements to which the Company is a party. (the "Listed Agreements"). Other than the Listed Agreements, the Company is not party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involved aggregate payments or receipts in excess of $25,000 (except for open purchase and sales orders in the ordinary course of business); (ii) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $25,000 that cannot be canceled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability (except for open purchase and sales orders in the ordinary course of business); (iii) contractual obligation or contractual liability of any kind to; (iv) contract, arrangement, commitment or understanding with its customers or any officer, employee, stockholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (v) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (vi) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation or liability; (vii) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (viii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (ix) lease for real or personal property (including borrowings thereon), license or royalty agreement; (x) union or other collective bargaining agreement; (xi) agreement, commitment or understanding relating to indebtedness for borrowed money; (xii) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xiii) contract containing covenants limiting the freedom of the Company to engage or compete in any line or business or with any person in any geographical area; (xiv) contract or option relating to the acquisition or sale of any business; (xv) voting trust agreement or similar stockholders' agreement;
      (xvi) option for the  purchase of any asset,  tangible or  intangible;  or
      (xvii) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. A true and correct copy of each of the written Listed Agreements has been delivered to World. The Company has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Neither the Company, after reasonable inquiry, knows of any material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

2.16 Condition of Assets. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by the Company in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted.

2.17 Accounts Receivable. To the knowledge of the Company and, after reasonable inquiry, all of the accounts receivable reflected in the books of account of the Company in the ordinary course of its business (net of reserves for bad debts, if any) are from the sale of services or goods, and neither the Company after reasonable inquiry, knows or has reason to know, of any valid defense or right of set-off to the rights of the Company to collect such accounts receivable in the full amounts shown on such books of account. The inventories of the Company are and will be substantially in usable and saleable condition.

2.18 Permits and Licenses. The Company and the, to the best of their knowledge, believe that the Company has all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such other permits, licenses, orders, franchises and approvals are in full force and effect, and, after reasonable inquiry, no suspension or cancellation of any of such other permits, licenses, etc. is threatened; and the Company is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

2.19 Banking Arrangements. Schedule 2.19 sets forth the name of each bank in or with which the Company has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all persons currently authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from the Company and a summary statement of the terms thereof.

2.20  Interest in Assets. Neither nor any affiliate thereof owns any property or
      rights,  tangible  or  intangible,   used  in  or  related,   directly  or
      indirectly, to the business of the Company

2.21 Salary Information. Schedule 2.21 contains a list of the names and current salary rates of and bonus commitments to all present officers of the Company, and the names and current annual salary rates of all other persons employed by the Company whose annual salaries exceed $50,000.

2.22 Employee Benefit Plans. the Company does not maintain or make any employer contributions under any "pension" or "welfare" benefit plans, as such term is defined by the Employee Retirement Income Security Act of 1974, as amended.

2.23 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

      (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company;

      (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Company or any of is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

      (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any such agreement or instrument;

      (d) violate any judgement, order, injunction, decree or award against, or binding upon, the Company, or upon their respective properties or assets; or

      (e) violate any law or regulation of any jurisdiction relating to the Company, its securities, assets or properties.

2.24 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with World and by the Company and Texxar shareholders, without the intervention of any broker, finder, investment banker or other third party. The Company has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Company and agree to indemnify World against, and to hold it harmless from any claim for brokerage or similar commissions or other compensation which may be made against World by any third party in connection with any of the transactions contemplated hereby which claim is based upon any action by the Company.

2.25 Untrue or Omitted Facts. No representation, warranty or statement by the Company in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to the Company, after reasonable inquiry, that has had, or which may be reasonably expected to have, a materially adverse effect on the Company or any of its assets, properties, operations or businesses that has not been disclosed in writing to World.

                                   ARTICLE III

                     REPRESENTATION AND WARRANTIES OF WORLD

     World makes the following representations and warranties to the Company and, each of which shall be deemed material (and the Company and Texxar shareholders, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

3.1 Valid Corporate Existence; Qualification. World is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. World has the corporate power to carry on its business as now conducted and to own its assets. World is not qualified to conduct business as a foreign corporation in any jurisdiction, there being no jurisdiction in which failure to qualify would have a material adverse effect on World and its assets, properties or business, and there has not been any claim by any jurisdiction to the effect World is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of the Certificate of Incorporation (as certified by the Secretary of the State of Delaware) and By-Laws (as certified by the Secretary of World, as the case may be) of World, as amended to date, which will be delivered to World at or prior to the Closing, if requested, are true and complete copies of those documents as now in effect.

3.2 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties is required to be received by or on the part of World to enable it to enter into and carry out this Agreement in all material respects. World has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly approved by the Board of Directors of World. No other corporate proceedings on the part of World are necessary to approve this Agreement. Neither the execution and delivery of this Agreement will violate any provision of the Certificate of Incorporation or Bylaws of World, or violate any statue, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to World.


3.3 Capitalization. The authorized capital stock of World consists of 20,000,000 shares of Common Stock, no par value, of which 991,400 shares of Common Stock are issued and outstanding. The schedule 1.5 hereof sets forth the shareholders names, addresses and the number of shares owned by each shareholder. All of such shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. . They are free of all liens and encumbrances and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which World is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of World. There are no outstanding securities of World convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of World. World has not declared, authorized, paid or promised to pay any dividends or made any distribution upon or with respect to any class of its capital stock.


3.4 Corporate Authority; Binding Nature of Agreement; etc. World has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of World prior to the Closing. No other corporate proceedings on the part of World are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each of World and is enforceable in accordance with its terms.

3.5 Taxes. A true and complete copy of the Federal income tax return on Form 1120 for the World as filed with the Internal Revenue Service for the latest fiscal year ended , will be delivered to Seller. Said return was prepared in conformity with information contained in the books and records of the Company and contains no untrue statement of a material fact or omits to state any fact required to make any such return not materially misleading. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may become due or payable by the World and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by the Company or with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or to the knowledge of the Company and Sellers, after reasonable inquiry, threatened against the World Except as set forth in Exhibit 3.10, the federal and state income tax returns of the Company have not been audited.

3.6 Agreements. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees ro which World is a party or to its knowledge by which it is bound which may involve obligations (contingent or otherwise) of any payments of any kind. There are no obligations of World to its officers, directors, stockholders, present or past employees, or agents of any salaries for services rendered, payroll taxes, benefits, reimbursement of expenses incurred on behalf of World.

3.7 No Breach. Neither the execution and delivery of this Agreement nor compliance by World with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

      (a)   violate  or  conflict   with  any   provision  of  the  Articles  of
            Incorporation or By-laws of World;

      (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which World or any of World stockholders is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

      (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of World pursuant to the terms of any such agreement or instrument;

      (d) violate any judgement, order, injunction, decree or award against, or binding upon, World or upon their respective properties or assets; or

      (e) violate any law or regulation of any jurisdiction relating to World, its securities, assets or properties.

3.8 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by World with the Company and Texxar shareholders, without the intervention of any broker, finder, investment banker or other third party. World has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the merger and the transactions contemplated by this Agreement, and World agrees to indemnify and to hold harmless the Company from and against any claim for brokerage or similar commission or other compensation which may be made against the Company by any third party in connection with any of the transactions contemplated hereby, which claim is based upon any action by World.

3.9 Untrue or Omitted Facts. To the knowledge of World, after reasonable inquiry, no representation, warranty or statement by World in this Agreement or in any filings made with the United States Securities and Exchange Commission contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Nothing has come to the attention of World that would indicate that any filings with the SEC were not timely made as of their respective filing dates. Without limitation of the foregoing, there is no fact known to World, after reasonable inquiry, that has occurred since World's last filing with the SEC that had, or which may be reasonably expected to have, a materially adverse effect on World or any of its assets, properties, operations or businesses and that has not been disclosed in writing to the Company. Neither this Agreement, nor any other document, certificate or written statement prepared by World and furnished to Sellers in connection herewith, contain any untrue statement of material fact or omits to state a material fact known to World necessary in order to make the statements contained herein and therein not misleading as of the date thereof or hereof. There is no fact known to World which adversely affects the business or financial condition or operation of World which has not been set forth in this Agreement.

                                   ARTICLE IV

                               POST CLOSING EVENTS

4.1 World and the Shareholders hereby agree that on the closing of this transaction, (i) the existing directors and officers of the World shall all resign at closing, (ii) the directors and officers of Texxar shall become the directors and officers of the World until their respective successors are duly elected or appointed and qualified, (iii) Aron Govil, current President, Chief Executive Officer and Chairman of Texxar shall be the President, Chief Executive Officer and Chairman of the World until such time as a annual meeting of the shareholders of World can be held, and (iv) World will change its name to Texxar.

4.2 Piggyback Registration Rights. Annexed as Schedule 4.2 is a list of certain current shareholders of World. If at any time or from time to time following the closing of this Agreement as set forth below, World shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than a registration relating solely to employee benefit plans, or a registration relating solely to employee benefit plans, then World shall:

      (1) Promptly give written notice of such proposed Registration to all of the shareholders listed on Schedule 4.2, which shall offer such holders the right to request inclusion of any of the shares held by said shareholders in the proposed Registration.;

      (2) Each of the shareholders listed on Schedule 4.2 shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of the notice to deliver to World a written request specifying the number of shares each such shareholder intends to sell;

      (3) If the registration of which the World gives notice is for a registered public offering involving an underwriting, World shall so advise each shareholder listed on Schedule 4.2 as a part of the written notice given pursuant to Section 4.2(b). In such event, the right of the shareholder to registration pursuant to this Agreement shall be conditioned upon such shareholder's participation in such underwriting and the inclusion of their securities on the same terms and conditions as the shares of common stock, if any, otherwise being sold through underwriters under such registration.

4.3 Demand Registration Rights. If the shareholders listed on Schedule 4.2 have not been offered the opportunity to have their shares registered pursuant to paragraph 4.2, above, within six (6) months of the closing of this Agreement, then World, if requested by such shareholders listed on
      Schedule 4.2 as represent a majority of the shares listed on said schedule to effect the registration of said shares, shall promptly give written notice of such proposed Registration to all of the shareholders listed on
      Schedule 4.2, and thereupon World shall promptly use its best efforts to effect the Registration of the shares listed on Schedule 4.2 on SEC Form S-1, Form SB-1, Form S-2, Form SB-2 or Form S-3, whichever is applicable, provided, however, that:

      (a) World shall not be required to file and cause to become effective more that one Registration Statement pursuant to this provision;

      (b) World may include in such Registration requested pursuant to this provision, any authorized but unissued shares of World common stock for sale by World, or any issued and outstanding shares of World common stock for sale by others, provided that the inclusion of any of these shares shall not effect the ability of the shareholders listed on Schedule 4.2 from registering the entire amount of their shares.

4.4 Registration Procedures. In the case of each registration pursuant to paragraphs 4.2 and 4.3 above, World will:

      (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities on Form S-1, Form SB-1, Form S-2, Form SB-2 or Form S-3, whichever is applicable, and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed.

      (b) Furnish to the shareholders listed on Schedule 4.2 participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

      (c) Use its best efforts to register and qualify the securities covered by the registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the shareholders listed on Schedule 4.2 participating in such registration, provided that World shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to services of process in any such states or jurisdictions;

      (d) In the event of any underwritten public offering, enter into and perform all its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each shareholders listed on Schedule 4.2 participating in such underwriting shall also enter into and perform its obligations under such an agreement.

4.5 Expenses. All expenses incurred in connection with World's performance of or compliance with the terms of paragraphs 4.2, 4.3 and 4.4 of this Agreement shall be borne by World.


                                    ARTICLE V

                              PRE-CLOSING COVENANTS

5.1 The Company Covenants. The Company, hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement (the "Pre-Closing Period"):

      (a) Access. The Company shall afford to the officers, attorneys, accountants and other authorized representatives of World free and full access, during regular business hours and upon reasonable notice, to all of its books, records, personnel and properties so that World, at its own expense, may have full opportunity to make such review, examination and investigation as World may desire of the Company's business and affairs. The Company will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to World of all material facts affecting its financial condition and business operations.

      (b)   Liabilities.   The  Company  shall  not  incur  any   obligation  or
            liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business.

      (c) Preservation of Business. The Company will use its best efforts to preserve its business organization intact, to keep available the services of its present officers, employees and consultants and to preserve its good will.

      (d) No Breach. The Company will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify World of any event or fact which represents or is likely to cause such a breach or default.

      (e) No Negotiations. For so long as this Agreement shall remain in effect, neither the Company nor any of its officers or directors nor any of their respective affiliates, employees, agents or representatives shall enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any of the Company's securities or business or all or substantially all of its assets with anyone other than World.

5.2   World  Covenants.  World,  hereby  covenants that,  during the Pre-Closing
      Period:

      (a) Access. World shall afford to the officers, attorneys, accountants and other authorized representatives of the Company free and full access, during regular business hours and upon reasonable notice, to all of its books, records, personnel and properties so that any of such persons, at their own expense, may have full opportunity to make such review, examination and investigation as any of them may desire of the business and affairs of World. World will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to each of the Company and Texxar shareholders of all material facts affecting their respective financial conditions and business operations.

      (b) Conduct of Business. World shall conduct its business only in the ordinary and usual course and make no material change in any of its business practices and policies without the prior written consent of the Company, which shall not be unreasonably withheld or delayed.

      (c) No Breach. World will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify World of any event or fact which represents or is likely to cause such a breach or default.

5.3 Legal Fees. The Company, Texxar shareholders and World shall each bear their own costs and expenses if this transaction is abandoned at any time.

                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                                OF WORLD TO CLOSE

     The obligation of World to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by World (except when the fulfillment of such condition is a requirement of law).

6.1 Representations and Warranties. All representations and warranties of the Company contained in this Agreement and in any written statement (except financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

6.2 Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

6.3 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of World to own the Company Stock or to operate or control the assets, properties and business of the Company after the Closing Date, or which might have a materially adverse effect thereon.

6.4 Consents; Licenses and Permits. The Company, World, shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement.

6.5 Certificate. World shall have received a certificate dated the Closing Date, signed by the President and Secretary of the Company as to the satisfaction of the conditions contained in Sections 6.1 and 6.2.

6.6 Additional Documents. The Company and World shall have delivered all such other certificates and documents as World or its counsel may have reasonably requested, including a certificate of the secretary of World certifying resolutions of the Board of Directors and majority stockholders authorizing the execution, delivery and performance of this Agreement..

6.7 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved as to the form and substance by counsel to World, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                OF THE COMPANY AND TEXXAR SHAREHOLDERSS TO CLOSE

     The obligation of the Company to enter into and complete the Closing is subject to the fulfillment, prior to or on the closing Date, of each of the following conditions, any one or more of which may be waived by the Company (except when the fulfillment of such condition is a requirement of law).

7.1 Representations and Warranties. All representations and warranties of World and contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.2 Covenants. World shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

7.3 No Actions. No action, suit, proceeding, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

7.4 Certificate. the Company and shall have received a certificate dated the Closing Date, signed by the President and Secretary of World as to the satisfaction of the conditions contained in Sections 7.1 and 7.2.



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7.5   Additional  Documents.  World  shall  have  delivered  all such  certified resolutions,  certificates  and  documents  with  respect  to World as the
      Company,   Texxar  shareholders  or  their  counsel  may  have  reasonably requested,  including  a  certificate  of the  secretary  of  the  Company
      certifying   resolutions  of  the  Board  of  Directors   authorizing  the
      execution, delivery and performance of this Agreement.

7.6 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to the Company, which approval shall not be unreasonably withheld or delayed.

                                  ARTICLE VIII

                                     CLOSING

8.1 Location. The Closing provided for herein shall take place at the offices of NexGen Ventures, 53 West 36th Street, New York, New York 10016, at 10:00 a.m. on November 1, 2001, or at such other time and place as may be mutually agreed to by the parties hereto. Such date is referred to in this Agreement as the "Closing Date."

8.2 Items to be Delivered by the Company. At the Closing, the Company will deliver or cause to be delivered to World:

      (a)   Certificates  representing  the  Company  Stock in  accordance  with
            Section 1.1 hereof, accompanied by all instruments and documents as in the opinion of World's counsel shall be necessary to effect the transfer of and to vest title in and to the Company Stock in World, free and clear of all liens, pledges, encumbrances, charges and claims thereon;

      (b)   The certificates required by Section 7.5; and

      (c) Such other certified resolutions, documents and certificates as are required to be delivered by the Company and Texxar shareholders pursuant to the provisions of the Agreement.

8.3 Items to be Delivered by World. At the Closing, World will deliver or cause to be delivered to Texxar shareholders such certified resolutions, documents and stock certificates as are required to be delivered by World pursuant to the provisions of this Agreement.

                                   ARTICLE IX

                           SURVIVAL OF REPRESENTATIONS

9.1 Survival. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement, including the rights provided for in Article IV, shall survive the Closing for a term of twenty-four (24) months with the exception of those regarding taxes set forth in Sections 2.10 and 3.10 which shall survive until the expiration of the respective periods within which such taxes may be assessed.



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9.2   Rights Without Prejudice.  The rights of the parties under this Article IX are without prejudice to any other rights or remedies that it may have by reason of this Agreement or as otherwise provided by law.

                                    ARTICLE X

                             TERMINATION AND WAIVER

10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

      (a) By mutual consent of the Board of Directors of World and the Company;

      (b) By World if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to January 31, 2002, or shall become incapable of fulfillment, and shall not have been waived;

      (c) By the Company or the Shareholders if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to January 31, 2002, or shall become incapable of fulfillment, and shall not have been waived.

         In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto.

10.2 Waiver. Any condition to the performance of the Company, or World, which legally may be waived on or prior to the Closing Date, may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party as a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

11.1 Expenses. Each of the parties hereto shall bear his or its own expenses in connection herewith.



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11.2  Confidential  Information.  Each  party  agrees  that  such  party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the exhibits attached to
      this  Agreement)  then  in  such  receiving  party's   possession  without
      retaining copies thereof; provided, however, that each party's obligations under the Section 11.2 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties agree that the remedy at law for any breach of this
      Section 11.2 will be inadequate and a non-breaching party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder.

11.3 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

11.4 Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

11.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two days after the date of mailing, as follows:

                If to World, to:

                53 West 36 Street
                Suite 606
                New York, New York 10018

                and if to the Company and/or the Shareholders, to:

                Texxar, Inc.
                19 Engineers Lane
                Farmingdale, NY 11735


     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

11.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties.

11.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

11.8 Exhibits. All exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits, documents, or instruments shall be deemed to refer to and include all such exhibits, documents and instruments.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within that State, excluding the choice of law rules thereof.

11.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

11.11 Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

     WITNESS the execution of this Agreement as of the date first above written.



                                       WORLD WIDE YACHT DELIVERIES , INC.


                                       By: /s/Guy Cohen



                                       TEXXAR CORP.


                                       By: /s/ Aron Govil




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